As filed with the Securities and Exchange Commission on July 22, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2976299
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Clayton G. Deutsch,

President and Chief Executive Officer

Boston Private Financial Holdings, Inc.

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William P. Mayer, Esq.

Samantha M. Kirby, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-171600

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $1.00 par value per share	325,000	$ 11.26	$ 3,659,500	$ 499.16(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon a $11.26 per share average of high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on July 19, 2013. The registrant previously registered 7,431,022 shares of its common stock at a proposed maximum aggregate offering price of $49,357,451 on a Registration Statement on Form S-3 (File No. 333-171600), which was filed with the Securities and Exchange Commission on January 4, 2011 and declared effective on January 28, 2011. In accordance with Rule 462(b) under the Securities Act, an additional 325,000 shares having a proposed maximum aggregate offering price of $3,659,500 are hereby being registered.
(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This Registration Statement (the “Rule 462(b) Registration Statement”) is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and includes the Registration Statement facing page, this page, the signature pages, the exhibit index and the required opinions and consents. Pursuant to Rule 462(b) of the Securities Act, the contents of the Registration Statement on Form S-3 (Registration No. 333-171600) filed by Boston Private Financial Holdings, Inc. with the Securities and Exchange Commission (the “Commission”) on January 7, 2011, including the exhibits thereto, and declared effective by the Commission on January 28, 2011, are hereby incorporated herein by reference (the “Initial Registration Statement”). Pursuant to Rule 462(b) under the Securities Act, this Rule 462(b) Registration Statement is to be effective upon filing.

This Rule 462(b) Registration Statement is being filed to increase the number of securities registered under the Initial Registration Statement by 325,000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 22nd day of July, 2013.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	*
Clayton G. Deutsch President and Chief Executive Officer (Principal Executive Officer)

By:	/S/ DAVID J. KAYE
David J. Kaye Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Clayton G. Deutsch	President and Chief Executive Officer (Principal Executive Officer)	July 22, 2013

/s/ DAVID J. KAYE David J. Kaye	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	July 22, 2013

* Joseph D. Regan	Senior Vice President and Controller (Principal Accounting Officer)	July 22, 2013

* Stephen M. Waters	Chairman	July 22, 2013

* Herbert S. Alexander	Director	July 22, 2013

* Eugene S. Colangelo	Director	July 22, 2013

* Lynn Thompson Hoffman	Director	July 22, 2013

* Deborah F. Kuenstner	Director	July 22, 2013

* John Morton III	Director	July 22, 2013

* William J. Shea	Director	July 22, 2013

* Dr. Allen L. Sinai	Director	July 22, 2013

*BY:	/s/ DAVID J. KAYE
David J. Kaye
As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP regarding legality of the securities being registered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on the signature page of the Registration Statement on Form S-3 (Registration No. 333-171600) filed by Boston Private Financial Holdings, Inc. on January 7, 2011 and incorporated by reference herein)